Stevia First Corp.  Announces Private Placement with Institutional Investors

-- Lock-up Agreements to ensure over 58% of company’s outstanding common stock to be held until 2014

SACRAMENTO, CA – (MARKETWIRE – October 26, 2012) – Stevia First Corp. (OTCBB: STVF) (“Stevia First” or the “Company”), an early-stage agribusiness based in California’s Central Valley growing region and focused on the industrial scale production of stevia, the all-natural zero-calorie sweetener that is rapidly transforming the food and beverage industry, is pleased to announce that it has entered into definitive agreements with institutional investors for the private placement of $500,000 in convertible debentures and warrants to purchase up to an aggregate of 1,000,000 shares of its common stock.  The Company plans to use the proceeds from this financing to expand research and development operations as well as for general corporate purposes. The offering is expected to close by November 1, 2012, subject to customary closing conditions.

The convertible debentures are convertible into an aggregate of 1,000,000 shares of the Company’s common stock at a conversion price of $0.50 per share, and the warrants will be exercisable immediately at $0.70 per share, in both cases subject to adjustment and further conditions described within the respective documents.  The convertible debentures bear no interest and, if not converted, shall mature in two years, and the warrants shall have a term of five years from the issue date. The Company has agreed to file a registration statement with the Securities and Exchange Commission within 30 days after the closing, registering the resale of the shares of common stock issuable upon the exercise of the warrants and conversion of the debentures. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

Dawson James Securities, Inc. acted as exclusive placement agent in connection with the offering.

As a condition of the closing, the Company will receive lock-up agreements from shareholders that currently own 31,500,000 shares, more than 58% of the Company’s outstanding common stock, which ensure that these shares will not be sold until at least February 2014.

“This financing supported by institutional investors is galvanizing, as it lets us continue to move our company forward on multiple fronts,” said Robert Brooke, CEO of Stevia First. “Combined with existing investors’ willingness to an extended lock-up period, it’s a testament to the excitement and commitment that management and shareholders have to the growth and development of Stevia First.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Company has agreed to file a resale registration statement covering the shares underlying the debentures and warrants sold to the investors.

About Stevia First Corp. (OTCBB: STVF)

Stevia First Corp. is seeking to establish a vertically-integrated enterprise in the U.S. that uses technological expertise in fermentation-based stevia production and improves upon traditional stevia farming and processing methods. Stevia First's U.S. operations are located in the heart of California's Central Valley, one of the world's most productive agricultural regions. For more information visit: www.steviafirst.com.

About the Stevia Industry

The market for all-natural, zero-calorie stevia sweeteners is expanding rapidly. The World Health Organization (WHO) estimates stevia intake could eventually replace 20-30% of all dietary sweeteners. The total global sweetener market was estimated at $58.3 billion in 2010. For more information visit: www.steviafirst.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, statements regarding the closing of the private placement, the Company’s ability to obtain financing in the future, projections of worldwide sales of stevia products and growth of stevia production and global market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the company’s ability to complete the private placement and obtain additional financing, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements. Although the Company believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Investor Relations

Crescendo Communications, LLC

Email: stvf@crescendo-ir.com

Tel: +1- (888) 727-1020

Web: www.steviafirst.com

Source: Stevia First Corp.